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                               AMENDMENT NO. 2 TO
                        CORPORATE OFFICE PROPERTIES TRUST
                          1998 LONG TERM INCENTIVE PLAN



1.       BACKGROUND.

This Amendment No. 2 is made and entered into as of the Effective Date set forth below for the purpose of amending certain provisions of the 1998 Long Term Incentive Plan (the "Plan") of Corporate Office Properties Trust (the "Company"), as previously amended by Amendment No. 1 to Corporate Office Properties Trust 1998 Long Term Incentive Plan. Except as otherwise specifically set forth in this Amendment No. 2, all terms and provisions of the Plan, as previously amended, shall remain in full force and effect.

2.       SHARES SUBJECT TO THE PLAN.

         A. Section 4 of the Plan, as previously amended by Amendment No. 1, is further amended as follows:

                  a. Section 3 of Amendment No.1 to Corporate Office Properties Trust 1998 Long Term Incentive Plan amending Section 4 (a) of the Plan is further amended by the change of the percentage of 10% in the second line of Section 3.A.(a) in Amendment No. 1 to 13%.

3.       EFFECTIVE DATE.

This Amendment No. 2 shall become effective upon its approval by shareholders of the Company ("Effective Date").













EXHIBIT "A" - BOARD OF TRUSTEES UNANIMOUS CONSENT MARCH 21, 2001
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